Exhibit 99.1

PROPOSED GROUP ORGANISATION CHART

(1) Pacific Eternity Holdings Limited is majority beneficially owned/controlled by Raymond Fu.

Note: This chart is a simplified ownership diagram for disclosure purposes and illustrates the anticipated structure if the Proposed Acquisition is consummated.